Exhibit 4.16

                        SHARE PURCHASE AMENDING AGREEMENT

                                     Between

                               Forum Pacific Inc.

                                 ("The Vendor")

                                       And

                                  Mullins Group

                          ("Predecessors in Interest")

                                       And

                          Tracer Petroleum Corporation

                                ("The Purchaser")

                                       For

                              The Sale and Purchase
                                of 66 2/3% of the
                        Issued & Fully Paid Share Capital
                                       of
                             Forum Exploration, Inc.

                                   Philippines

March 21, 2003

THIS SHARE PURCHASE AMENDING AGREEMENT (the "AMENDING AGREEMENT") is entered into this 21th. Day of March 2003;

BETWEEN:

Forum Pacific Inc., incorporated in the Philippines, having its registered office and principal place of business at 22/F Citibank Tower, 8741 Paseo de Roxas, Makati City, Philippines (the "Vendor");

                                       And

Forum Exploration, Inc., incorporated in the Philippines, having its registered office and principal place of business at 22/F Citibank Tower, 8741 Paseo de Roxas, Makati City, Philippines (the "Company");

                                       And

Tracer Petroleum Corporation, incorporated in Canada, having its registered office and principal place of business at 1113 Laval Avenue SW, Calgary, Alberta, T2T 1L2, Canada (the "Purchaser"):

And

Mullins Group, through Eastmark Limited, a Bermuda registered company (hereinafter defined as "Predecessors in Interest").

The above herein after collectively referred to as the "Parties".

WHEREAS:

(A) The Parties executed and delivered a Share Purchase Agreement dated March 22, 2003 (the "Purchase Agreement") relating to the sale by the Vendor and purchase by the Purchaser of the Sale Shares (as defined in the Purchase Agreement);

(B) The Parties now wish to amend certain provisions of the Purchase Agreement in order to better reflect the understanding of the Parties in connection with the entire subject matter of the proposed transaction;

NOW THEREFORE THE PARTIES HEREBY AGREE AS FOLLOWS:

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1.0   INTERPRETATION

      1.1 In this Amending Agreement and the Recitals hereto, unless the context otherwise requires, all defined terms shall have the same meaning as in the Purchase Agreement.

      1.2 The Article numbers of this Amending Agreement shall correspond to the Article numbers of the Purchase Agreement.

      1.3 The Purchase Agreement, as amended by this Amending Agreement, shall be collectively referred to herein as the "Amended Purchase Agreement".

2.0   CONDITIONS AND RESCISSION

2.1 In addition to the conditions in Article 2 of the Purchase Agreement, the Amended Purchase Agreement shall also be conditional upon the Purchaser conducting its own due diligence in respect of the Accounts, the Company, the Loans, the Property and the Sale Shares and the Shares (the "Due Diligence Condition"), such due diligence to be completed on or before 5:00 p.m. (Calgary, Canada time) on March 31, 2003 (the "Due Diligence Condition Date").

2.2 If the Due Diligence Condition has not been satisfied or waived, in the Purchaser's sole discretion, on or before the Due Diligence Condition Date, or such other date as the Vendor and the Purchaser may agree, then the Amended Purchase Agreement shall be of no further effect, but without prejudice to the then accrued rights and obligations of the parties, and shall be without prejudice to the continued application of Clauses 6 and 12 to 25 of the Purchase Agreement inclusive, insofar as pertinent.

3.0   SALE OF THE SALE SHARES

3.1 The Vendor and the Predecessors in Interest (the Mullins Group/Eastmark Limited) hereby severally and jointly covenant, agree, represent and warrant that they collectively have the full legal and beneficial right, title and estate in and to the Sale Shares, and have the full legal right and authority to sell the Sale Shares to the Purchaser, and that the Sale Shares will be conveyed and transferred to the Purchaser free and clear of any liens, claims, purchase or sale options, or encumbrances of any nature whatsoever .

4.0   CONSIDERATION

4.1 With reference to loans contemplated in Subparagraphs 4.1(i) and (ii) of the Purchase Agreement, it is understood and agreed that the Purchaser will use its best efforts to obtain the described financing, but it is not a condition to Completion. Anything in Section 4.1 of the Purchase Agreement to the contrary notwithstanding, until Completion, the amount of the financing to be provided by the Purchaser shall be determined by the Purchaser in its sole discretion, and the Company shall, and the Vendor (and to the extent applicable the Mullins Group/Eastmark) shall cause the Company to, execute and deliver such evidence of the loans as required by the Purchaser in its sole discretion.

4.2 In addition to the consideration set forth in Article 4 of the Purchase Agreement, in consideration of the sale and transfer of the Sale Shares from the Vendor to the Purchaser, the Purchaser shall also issue to the Predecessors in Interest (the Mullins Group/Eastmark Limited) from treasury 100 million Common Shares in the capital of the Purchaser (the "Tracer Shares"), at a deemed price of US$0.10 per share, for total deemed consideration of US$10 million.

6.0   WARRANTIES AND UNDERTAKINGS

6.1 The Vendor and the Predecessors in Interest (the Mullins Group/Eastmark Limited) hereby jointly and severally covenant, agree, represent and warrant that they shall, as a condition of closing of the transactions contemplated by the Amended Purchase Agreement, execute and deliver in favour of the Purchaser a certificate in form and content satisfactory to the Purchaser in its sole discretion containing all such representations and warranties as requested by the Purchaser in relation to the Accounts, the Company, the Loans, the Property and the Sale Shares and the Shares. The representations and warranties that will be contained in the aforementioned certificate shall survive the closing of the transactions contemplated by the Amended Purchase Agreement for a period of two (2) years.

6.2 The Vendor and the Predecessors in Interest (the Mullins Group/Eastmark Limited) also hereby undertake, as a condition of closing of the transactions contemplated by the Amended Purchase Agreement, to deliver in favour of the Purchaser an opinion of legal counsel for each of them in form and content satisfactory to the Purchaser, acting reasonably.

6.3 The Purchaser hereby covenants, agrees, represents and warrants that it shall, as a condition of closing of the transactions contemplated by the Amended Purchase Agreement, execute and deliver in favour of the Vendor and the Predecessors in Interest (the Mullins Group/Eastmark Limited) a certificate in form and content satisfactory to the Vendor and the Predecessors in Interest (the Mullins Group/Eastmark Limited), acting reasonably, containing all such representations and warranties as reasonably requested by the Vendor and the Predecessors in Interest (the Mullins Group/Eastmark Limited) in relation to the Tracer Shares. The representations and warranties that will be contained in the aforementioned certificate shall survive the closing of the transactions contemplated by the Amended Purchase Agreement for a period of two (2) years.

6.4 The Purchaser also hereby undertakes, as a condition of closing of the transactions contemplated by the Amended Purchase Agreement, to deliver in favour of the Vendor and the Predecessors in Interest (the Mullins Group/Eastmark Limited) an opinion of legal counsel for the Purchaser in form and content satisfactory to the Vendor and the Predecessors in Interest (the Mullins Group/Eastmark Limited), acting reasonably.

8.0   COMPLETION

      8.1 Notwithstanding Paragraph 8.1 of the Purchase Agreement, the Completion Date shall be the earlier of April 7, 2003 or five (5) Business Days after the satisfaction or waiver of the Due Diligence Condition.

17.0  ENTIRE AGREEMENT

17.1 The Purchase Agreement and this Amending Agreement constitute the entire understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations (whether written or otherwise) and discussions between the parties relating thereto.

17.2 The Purchase Agreement shall remain in full force and effect without any amendments, except as expressly provided for in this Amending Agreement.

                        THIS SPACE INTENTIALLY LEFT BLANK

20.0  COUNTERPARTS

20.1 This Amending Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same Agreement. Any Party may enter into this Amending Agreement by signing any such counterpart.

            Signed for and on behalf of the Parties hereto as of the 21st day of March, 2003:

For and on behalf of Mullins Group ("Predecessors in Interest"):


By:________________________                        __________________________
    William T. Mullins                                  Timothy D. Strong

For and on behalf of Tracer Petroleum Corporation (the "Purchaser"):


By:________________________
    Larry W. Youell, President

For and on behalf of Forum Pacific, Inc. (the "Vendor"):


By:____________________________
    Peter S. Salud, President

For and on behalf of Forum Exploration, Inc. (the "Company"):


By:____________________________
     Peter S. Salud, President